Exhibit 10.6
EXECUTION VERSION
SECURITY AGREEMENT
THIS SECURITY AGREEMENT is dated as of July 28, 2011 from Beach Hotel Associates LLC, a Delaware limited liability company (“Grantor”) to Deutsche Bank Trust Company Americas, in its capacity as Agent for itself, the Issuing Bank and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined) (the “Secured Party”).
WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Grantor, Morgans Hotel Group Co., the lenders from time to time party thereto as “Lenders” and the Secured Party, the Lenders, the Issuing Bank and the Secured Party have agreed to make available to the Borrower and the Grantor certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Borrower and Grantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders, the Issuing Bank and the Secured Party through their collective efforts;
WHEREAS, Grantor acknowledges that it will receive direct and indirect benefits from the Lenders, the Issuing Bank and the Secured Party making such financial accommodations available to the Borrower and Grantor under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that Grantor executes and delivers this Agreement, among other things, to grant to the Secured Party for the benefit of itself, the Issuing Bank and each of the Lenders a security interest in the Collateral as security for the Secured Obligations.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
Section 1. Definitions. (a) The following terms shall have the following meanings:
“Additional Pledged Collateral” means any Pledged Collateral acquired by Grantor after the date hereof and in which a security interest is granted pursuant to Section 2, including, to the extent a security interest is granted therein pursuant to such Section 2, (i) all additional Indebtedness from time to time owed to Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (ii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

“Agreement” means this Security Agreement.
“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.
“Credit Agreement” has the meaning given that term in the recitals of this Agreement.
“Collateral” means all of Grantor’s right, title and interest to and under all of the following property, whether now owned or hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest, and whether now existing or hereafter arising:
(i) all Deposit Accounts;
(ii) all Equipment, including, without limitation, all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefore (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades Venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers) and other customary hotel equipment;
(iii) all Fixtures;
(iv) all Instruments;
(v) all Inventory, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other supplies and similar items;
(vi) all Investment Property;
(vii) all Intellectual Property;

(viii) all General Intangibles, Permits, liquor and other governmental licenses and other licenses;
(ix) all Documents;
(x) all Accounts;
(xi) all Chattel Paper;
(xii) all Commercial Tort Claims identified on Schedule 6 hereto, as such schedule may be supplemented from time to time;
(xiii) all Letter-of-Credit Rights;
(xiv) all books and records pertaining to any property described in this definition;
(xv) all Supporting Obligations pertaining to any property described in this definition;
(xvi) all property of Grantor held by the Secured Party, including all property of every description, in the possession or custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of Grantor or as to which Grantor may have any right or power;
(xvii) all other Goods and personal property of Grantor, whether tangible or intangible and wherever located;
(xviii) all Contracts, Contract Rights, agreements, guaranties, indemnities and other assurances, written and oral, insurance policies, permits, licenses, trade names, warranties on personal or real property, soil test reports, certificates of occupancy, termite bonds, payment and performance bonds, judgments, premium rebates or adjustments, unearned commissions and fees, proceeds of insurance policies (subject to the terms of the Security Instrument), construction contracts, deposits, prepayments, unpaid rents, credits in favor of Grantor, financing commitments from others, condemnation proceeds, sales or payment proceeds (subject to the terms of the Security Instrument), surveys, causes of action, chooses in action and all other intangibles of every nature, in connection with and to the extent the same affect or are related to, the Florida Property (all of which are collectively referred to hereinafter as the “Contract Documents”) and all of Grantor’s rights and privileges, if any, to modify, terminate or waive performance of any Contract Documents; and
(xix) to the extent not otherwise included, all Proceeds.

The term “Collateral” shall not include any Excluded Property but if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
“Copyright Licenses” means any written agreement naming Grantor as licensor or licensee granting any right under any material Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any material Copyright.
“Copyright Security Agreement” means a Copyright Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Issuing Bank and the Lenders in substantially the form of Annex 1 hereto, pursuant to which Grantor has further evidenced its grant to the Secured Party, for the benefit of the Issuing Bank and the Lenders, of a security interest in all its respective Copyrights.
“Copyrights” means (a) all copyrights arising under the laws of the United States of America, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
“Deposit Account Control Agreement” means a letter agreement, in form and substance reasonably satisfactory to the Secured Party, executed by Grantor, the Secured Party and the financial institution at which Grantor maintains a Deposit Account.
“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by Grantor that prohibits or requires the consent of any Person other than the Borrower or any Affiliate as a condition to the creation by Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by Grantor to the extent that any Applicable Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition or consent requirement is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) and (iii) Equipment owned by Grantor that is subject to a purchase money Lien or a capital lease to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower or any Affiliate as a condition to the creation of any other Lien on such Equipment; provided, however, in each case, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property).

“Intellectual Property” means, collectively, all rights, priorities and privileges of Grantor relating to intellectual property, whether arising under United States of America, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, service marks, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole.
“Patent Security Agreement” means a Patent Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Issuing Bank and the Lenders, in substantially the form of Annex 1 hereto, pursuant to which Grantor has confirmed its grant to the Secured Party, for the benefit of the Issuing Bank and the Lenders, a security interest in all its respective Patents.
“Patents” means (a) all letters patent of the United States of America, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States of America or any other country and all divisionals, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.
“Patent License” means all agreements, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
“Pledged Collateral” means, collectively, Pledged Debt Instruments, any other Investment Property of Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of Grantor in respect of any of the foregoing. Pledged Collateral may be Instruments or Investment Property.
“Pledged Debt Instruments” means all right, title and interest of Grantor in Instruments evidencing any Indebtedness owed to Grantor, including all Indebtedness described on Schedule 1, issued by the obligors named therein.
“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, contract rights, Inventory, Equipment, Deposit Accounts, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.

“Secured Obligations” means the Obligations (as defined in the Credit Agreement).
“Securities Act” means the Securities Act of 1933, as amended.
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark.
“Trademark Security Agreement” means a Trademark Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Issuing Bank and the Lenders, in substantially the form of Annex 1 hereto, pursuant to which Grantor has confirmed its grant to the Secured Party for the benefit of the Issuing Bank and the Lenders, of a security interest in all its respective Trademarks.
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, to the extent that, by reason of mandatory provisions of law, any of the attachment, perfection, or priority of, or remedies with respect to, the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
(b) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the respective meanings given them in the Credit Agreement.

(c) Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):
“Account”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodities Intermediary”, “Commodity Account”, “Contract”, “Contract Right”, “Control Account”, “Deposit Account”, “Document”, “Equipment”, “Financial Asset”, “Fixtures”, “General Intangible”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Permits”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement”, “Supporting Obligation”, and “Uncertificated Security”.
(d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative. The term “including” means “including without limitation” except when used in the computation of time periods. The terms “Lender,” “Issuing Bank,” and “Secured Party” include their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, the representations, warranties and covenants set forth in this Agreement shall not apply to Excluded Property.
Section 2. Grant of Security Interests in Collateral. Grantor, as security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby grants, collaterally assigns, mortgages, pledges and hypothecates to the Secured Party for the benefit of itself, the Issuing Bank and each of the Lenders, and grants to the Secured Party for the benefit of itself, the Issuing Bank and each of the Lenders a lien on and security interest in, all of Grantor’s right, title and interest in, to and under the Collateral.
Section 3. Grantors Remains Obligated. Notwithstanding any other provision of this Agreement to the contrary, (a) Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each and every contract or other agreement included as part of the Collateral, all in accordance with the terms of each such contract and agreement, (b) neither the Secured Party nor the Issuing Bank or any Lender shall have any obligation or liability under any contract or other agreement included as part of the Collateral by reason of or arising out of this Agreement or the receipt by the Secured Party, the Issuing Bank or any Lender of any payment relating thereto, (c) the exercise by the Secured Party of any rights under this Agreement or otherwise in respect of the Collateral shall not release Grantor from its obligations under any contract or other agreement included as part of the Collateral and (d) neither the Secured Party nor the Issuing Bank or any Lender shall be obligated to take any of the following actions with respect to any contract or other agreement included as part of the Collateral: (i) perform any obligation of Grantor, (ii) make any payment, (iii) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party, (iv) present or file any claim or (v) take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 4. Representations and Warranties. Grantor represents and warrants to the Secured Party, the Issuing Bank and the Lenders as follows:
(a) Title and Liens. Grantor is, and will at all times continue to be, the legal and beneficial owner of the Collateral. None of the Collateral is subject to any adverse claim (as defined in the UCC) or other Lien other than Permitted Liens or other Liens permitted under the Loan Documents.
(b) Authorization. Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) violate any applicable law relating to Grantor; (ii) require and consent or approval of, or authorization, order or other action by, any governmental authority or other Person (other than those that have been obtained), (iii) violate, result in a breach of or constitute a default under the organizational documents of Grantor, or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of the Collateral of Grantor or its other property may be bound; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral of Grantor or Grantor’s other property whether now owned or hereafter acquired.
(c) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Secured Party, for the benefit of itself, the Issuing Bank and the Lenders, a legal, valid and enforceable security interest in the Collateral to the extent required hereunder, including all Intellectual Property. Such security interest will be perfected upon (i) in the case of all Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC (other than any Commercial Tort Claims not disclosed on Schedule 6 hereto), the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Secured Party in completed and duly executed form), (ii) the delivery to the Secured Party of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Secured Party or in blank, (iii) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts to the extent required hereunder, and (iv) in the case of Intellectual Property, the taking of the actions described in the immediately following subsection (g). Each such security interest that may be perfected by the taking of the actions described in this Section 4(c) shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Secured Party’s Lien by operation of Applicable Law.

(d) Jurisdiction of Formation, Locations, Etc. Grantor’s jurisdiction of organization, exact legal name, organizational identification number, if any, and the location of Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule also lists all jurisdictions of incorporation, legal names and locations of Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.
(e) [Intentionally Omitted.]
(f) Pledged Collateral. All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Secured Party in accordance with Section 5(g) or Section 5(h).
(g) Intellectual Property. Schedule 4 lists all Material Intellectual Property of Grantor as of date hereof, separately identifying that owned by Grantor, that licensed to Grantor and that licensed by Grantor as licensor. The Material Intellectual Property set forth on such Schedule constitutes all of the Material Intellectual Property necessary to conduct Grantor’s business as conducted on the date hereof or on the date of the delivery of any update to such Schedule pursuant to Section 5(i) as conducted on the date of such update. All Material Intellectual Property is valid, subsisting, enforceable, unexpired and in full force and in effect. The use of Material Intellectual Property, or of embodiments thereof, does not infringe, misappropriate, dilute or violate in any material respect the intellectual property rights of any other Person. Grantor has taken all steps reasonably required to protect Grantor’s rights in trade secrets constituting Intellectual Property developed by or for Grantor. This Agreement is effective to create a valid and continuing Lien on such material Intellectual Property and, upon the filing of the Copyright Security Agreement with the United States Copyright Office, the filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 2 hereto, all action necessary or desirable to protect and perfect the Secured Party’s Lien in and on Grantor’s material Intellectual Property under the UCC or the laws of the United States will have been taken.
(h) Deposit Accounts. Schedule 5 sets forth all Deposit Accounts maintained by Grantor on the date hereof or on the date of the delivery of any update to such Schedule pursuant to Section 5(f), which sets forth such information separately for Grantor.
Section 5. Covenants. Grantor hereby unconditionally covenants and agrees as follows:
(a) No Liens, Sale, Etc. Grantor shall (i) except for the security interests created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Permitted Liens and other Liens permitted under the Loan Documents, (ii) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as expressly permitted under the Credit Agreement, (iii) not enter into any agreement or undertaking restricting the right or ability of Grantor or the Secured Party to sell, assign or transfer, or grant any Lien in, any Collateral except as expressly permitted under the Credit Agreement and (iv) promptly notify the Secured Party of its entry into any agreement or assumption of undertaking that materially adversely restricts the ability to sell, assign or transfer, or grant any Lien in, any Collateral.

(b) Maintenance of Perfection. Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priorities described in Section 4(c) and shall defend such security interests and the applicable priorities of such security interests against the claims and demands of all Persons.
(c) Statements of Collateral. Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.
(d) Further Assurances. At any time and from time to time, at the request of the Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
(e) Changes in Locations, Name, Etc. Unless Grantor shall have given the Secured Party at least 30 days’ prior written notice (or such shorter time as shall be acceptable to the Secured Party) and shall have delivered to the Secured Party all additional financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, Grantor shall not do any of the following:
(i) change its jurisdiction of organization or its location, in each case from that referred to in Section 4(d); or
(ii) change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(f) Deposit Accounts and Control Agreements. Grantor shall deliver to the Secured Party as often as the Secured Party may reasonably request, a listing of all of the Deposit Accounts as of such date. To the extent requested by the Secured Party, Grantor shall obtain an authenticated Deposit Account Control Agreement, from each bank holding a Deposit Account. Grantor shall obtain authenticated control agreements from each issuer of Uncertificated Securities, (if requested by the Secured Party), Securities Intermediary, or commodities Intermediary issuing or holding any Financial Assets or Commodities to or for Grantor. Notwithstanding anything to the contrary set forth herein, so long as no Event of Default shall have occurred and be continuing, Secured Party shall not deliver a notice of control under any Deposit Account Control Agreement to the extent such Deposit Account Control Agreement requires the delivery of such notice.
(g) Pledged Collateral. Grantor shall deliver to the Secured Party, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral, but excluding any Instrument that is excluded from the delivery requirements of Section 5(h)), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. While an Event of Default exists, the Secured Party shall have the right, at any time in its discretion and without notice to Grantor, (A) to transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (B) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations. Except as permitted by the Credit Agreement, Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Secured Party.
(h) Delivery of Instruments. If any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by Grantor shall be or become evidenced by an Instrument, Grantor shall promptly deliver such Instrument to the Secured Party, duly indorsed in a manner reasonably satisfactory to the Secured Party, or, if consented to by the Secured Party, shall mark all such Instruments with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Deutsche Bank Trust Company Americas, as Secured Party, and any purchase or other transfer of this interest is a violation of the rights of Deutsche Bank Trust Company Americas.”
(i) Intellectual Property Generally. (i) With respect to Intellectual Property owned by such Grantor, such Grantor (either itself or through licensees) shall, except as could not reasonably be expected to result in a Material Adverse Effect, (i) continue to use each Trademark material to Grantor’s business in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain consistent with past practice the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (iv) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and use commercially reasonable efforts to not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way. Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor that is material to Grantor’s business may become forfeited, abandoned or dedicated to the public. Grantor (either itself or through licensees) (x) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of any Copyright that is material to Grantor’s business may become invalidated or otherwise impaired and (y) shall not (either itself or through licensees) do any act whereby any portion of any Copyright that is material to Grantor’s business may fall into the public domain. Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret may become publicly available or otherwise unprotectable. Grantor (either itself or through licensees) shall not do any act that knowingly uses any Intellectual Property to infringe, misappropriate, or violate the intellectual property rights of any other Person.
(ii) Protection of Intellectual Property. Grantor shall take all reasonable actions necessary or reasonably requested by the Secured Party, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name owned by such Grantor, the absence of which could reasonably be expected to result in a Material Adverse Effect, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
(iii) Additional Intellectual Property Documents. At the request of the Secured Party, Grantor shall execute and deliver, with respect to registered Intellectual Property owned by it, in form and substance reasonably acceptable to the Secured Party and suitable for (i) filing in the United States Copyright Office, a Copyright Security Agreement, (ii) filing in the United States Patent and Trademark Office, Patent Security Agreement and (iii) filing in the United States Patent and Trademark Office, a Trademark Security Agreement. Upon request of the Secured Party, Grantor shall execute and deliver in form and substance reasonably acceptable to the Secured Party and suitable for recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet domain names of Grantor (together with appropriate supporting documentation as may be requested by the Secured Party).
(iv) Intellectual Property Schedule. Grantor shall deliver to the Secured Party as often as the Secured Party may reasonably request an update to Schedule 5.

Section 6. Remedial Provisions.
(a) General Remedies. While an Event of Default exists, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by Grantor), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party, the Issuing Bank or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Grantor, which right or equity is hereby waived and released by Grantor. Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, Grantor waives all claims, damages and demands it may acquire against the Secured Party, the Issuing Bank or any Lender arising out of the exercise by the Secured Party of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b) Pledged Collateral. Subject to the limitations set forth in Section 6(a) and while an Event of Default exists, upon notice by the Secured Party to the relevant Grantor, (i) the Secured Party shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order provided in Section 6(h) and (ii) the Secured Party or its nominee may exercise any voting, consent, corporate and other right pertaining to the Pledged Collateral as if the Secured Party were the absolute owner thereof, all without liability except to account for property actually received by it; provided, however, that the Secured Party shall have no duty to Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In order to permit the Secured Party to exercise the voting and other consensual rights that it is entitled to exercise pursuant hereto and to receive all distributions that it is entitled to receive hereunder, (i) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such orders and instruments as the Secured Party may from time to time request and (ii) without limiting the immediately preceding clause (i), Grantor hereby grants to the Secured Party an irrevocable proxy to exercise all rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) while an Event of Default exists. Grantor hereby expressly authorizes and irrevocably instructs each issuer of any Pledged Collateral pledged hereunder by Grantor to (x) comply with any instruction received by it from the Secured Party in writing that states that an Event of Default exists and is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Grantor, and Grantor agrees that such issuer shall be fully protected in so complying and (y) pay any payment with respect to the Pledged Collateral directly to the Secured Party.

(c) Writ of Possession; Receiver. Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that while an Event of Default exists the Secured Party shall have the right to an immediate writ of possession with respect to the Collateral without notice of a hearing or the requirement of posting a bond. The Secured Party shall have the right to the appointment of a receiver for the properties and assets of Grantor, and Grantor hereby consents to such rights and such appointment and hereby waives any objection Grantor may have thereto or the right to have a bond or other security posted by the Secured Party.
(d) Remedies Cumulative. Each right, power, and remedy of the Secured Party as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.
(e) Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the fullest extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the fullest extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.
(f) Proceeds to be Turned Over To Secured Party. Except as otherwise expressly provided in the Credit Agreement, all Proceeds received by the Secured Party hereunder in cash or cash equivalents shall be held by the Secured Party in as cash collateral for the Secured Obligations. All Proceeds while held by the Secured Party as such cash collateral (or by Grantor in trust for the Secured Party) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

(g) Intellectual Property License. Grantor hereby grants to the Secured Party, subject to the terms of the Delano Management Agreement or any other applicable license agreement, a license or other right while an Event of Default exists to use, without liability for royalties or any other charge, Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, and all other Intellectual Property, whether owned by Grantor or with respect to which Grantor has rights under license, sublicense, or other agreements, as it pertains to collateral, in preparing for sale, advertising for sale and selling any Collateral, and Grantor’s rights under all licenses and all franchise agreements shall insure to the benefit of the Secured Party.
(h) Application of Proceeds. The proceeds of any sale of the whole or any part of the Collateral, together with any other moneys held by the Secured Party under the provisions of this Agreement, shall be applied in accordance with Section 11.4 of the Credit Agreement. Grantor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.
Section 7. Secured Party Appointed Attorney-in-Fact. Grantor hereby constitutes and appoints the Secured Party as the attorney-in-fact of Grantor with full power of substitution either in the Secured Party’s name or in the name of Grantor to do any of the following: (a) to perform any obligation of Grantor hereunder in Grantor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Secured Party’s security interest in the Collateral; (d) to issue entitlement orders, instructions and other orders to any bank in connection with any of the Collateral held by or maintained with such bank; (e) to verify facts concerning the Collateral in such Grantor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Grantor, representing any payment in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same; (g) to exercise all rights, powers and remedies which Grantor would have, but for this Agreement, with respect to any of the Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of Grantor or otherwise, deemed by the Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided, that the Pledgee shall only exercise its rights under clauses (a), (b), (d), (e) and (g) while an Event of Default exists. Nothing herein contained shall be construed as requiring or obligating the Secured Party, the Issuing Bank or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Grantor or to any claim or action against the Secured Party. The power of attorney granted herein is irrevocable and coupled with an interest.

Section 8. Secured Party Duties. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral, for the benefit of itself, the Issuing Bank and the Lenders, and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercise reasonable care in the custody and preservation of any Collateral in its actual possession if the Secured Party accords such Collateral treatment substantially equal to that which the Secured Party accords its own property.
Section 9. Authorization of Financing Statements. Grantor authorizes the Secured Party, and its counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. Grantor agrees that such financing statements and amendments may describe the Collateral covered thereby as “all personal property of the debtor” or words of similar effect. Grantor hereby also authorizes the Secured Party, and its counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Secured Party, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.
Section 10. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that Schedules to this Agreement may be supplemented through Security Agreement Supplements executed by Grantor and accepted by the Secured Party.
Section 11. Notices. Notices, requests and other communications required or permitted hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, to the addresses and in the manner set forth in Section 13.1 of the Credit Agreement:
Section 12. No Waiver. Neither the failure on the part of the Secured Party, the Issuing Bank or any Lender to exercise, nor the delay on the part of the Secured Party, the Issuing Bank or any Lender in exercising any right, power or remedy hereunder, nor any course of dealing between the Secured Party, the Issuing Bank or any Lender, on the one hand, and Grantor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 13. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Grantor shall not be permitted to assign this Agreement or any interest herein and any such assignment by Grantor shall be null and void absent the prior written consent of the Secured Party.
Section 14. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
Section 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
Section 16. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 18. Expenses. Grantor agrees to pay to the Secured Party expenses incurred in connection with this Agreement in accordance with Section 13.2 of the Credit Agreement.
Section 19. Indemnification. Grantor agrees to pay, indemnify, and hold the Secured Party, the Issuing Bank, each Lender and each of their respective predecessor, affiliate, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Indemnified Amounts”) brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related in any way to or connected with this Agreement, including without limitation, the exercise by the Secured Party, the Issuing Bank or any Lender of any of its rights and remedies under this Agreement or any other action taken by the Secured Party, the Issuing Bank or any Lender pursuant to the terms of this Agreement; provided, however, Grantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Amounts to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.
Section 21. Reinstatement. Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including Grantor, under any bankruptcy law or other applicable law, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Grantor in respect of the amount of such payment.
Section 22. Security Interest Absolute. All rights of the Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).
[Signatures on Next Page]

IN WITNESS WHEREOF, Grantor has executed and delivered this Security Agreement under seal as of this the date first written above.

GRANTOR:

BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company

	By:	Morgans Group LLC, its Sole Member

By: Morgans Hotel Group Co.,
its Managing Member

By:	/s/ Richard Szymanski

Name: Richard Szymanski
Title: Chief Financial Officer and Secretary

Agreed to, accepted and acknowledged as of the date first written above.

SECURED PARTY:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title:

By:	/s/ James Rolison
Name: James Rolison
Title: Managing Director

SCHEDULE 1
to
SECURITY AGREEMENT
PLEDGED DEBT INSTRUMENTS
None.

SCHEDULE 2
to
SECURITY AGREEMENT
NECESSARY FILINGS
Filings of UCC Financing statements with the Secretary of State of Delaware.

SCHEDULE 3
to
SECURITY AGREEMENT
JURISDICTIONS OF ORGANIZATION, NAMES,
ORGANIZATIONAL ID NUMBERS, LOCATIONS, ETC.

Location of
			Organizational	Chief Executive
Name	Jurisdiction	Federal Tax ID	ID	Office
Beach Hotel Associates LLC	Delaware	On File	On File	1685 Collins Avenue Miami Beach, FL 33139 USA

SCHEDULE 4
to
SECURITY AGREEMENT
INTELLECTUAL PROPERTY
TRADEMARKS
None.
REGISTERED COPYRIGHTS
None.
PATENTS
None.

SCHEDULE 5
to
SECURITY AGREEMENT
DEPOSIT ACCOUNTS

Financial Institution(s)
where Accounts Maintained	Name of Account	Account Numbers
JPMorgan Chase	Development Account	On File
Mellon United Bank	Operating/Disbursement account	On File
Mellon United Bank	Payroll Account	On File
Mellon United Bank	Travel Agent Account	On File
Mellon United Bank	Payroll	On File
Mellon United Bank	Operating	On File
Wachovia	Cash Collateral Account	On File

SCHEDULE 6
to
SECURITY AGREEMENT
Commercial Tort Claims
None.

ANNEX 1
to
SECURITY AGREEMENT
ANNEX 1 TO SECURITY AGREEMENT
FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT
THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT is dated as of                     , 20  _____  (this “Agreement”) from                     , a                      (the “Grantor”) in favor of Deutsche Bank Trust Company Americas, as Agent (the “Secured Party”).
WHEREAS, Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the financial institutions from time to time party thereto as “Lenders” and the Secured Party, entered into that certain Credit Agreement dated as of July  _____, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Lenders and the Secured Party have agreed to make available to Borrowers certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Borrowers, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Secured Party through their collective efforts;
WHEREAS, Grantor acknowledges that it will receive direct and indirect benefits from the Lenders and the Secured Party making such financial accommodations available to the Borrower under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that the Grantor execute and deliver this Agreement, among other things, to grant to the Secured Party for the benefit of the Issuing Bank and the Lenders a security interest in the Collateral as security for the Secured Obligations.
WHEREAS, Grantor is party to a Security Agreement [dated of even date herewith in] favor of the Secured Party (the “Security Agreement”) pursuant to which the Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

Annex 1
to
Security Agreement
NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor, the Grantor hereby agrees as follows:
Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the respective meanings given them in the Security Agreement.
Section 2. Grants of Security Interests in Collateral. Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of Grantor, hereby mortgages, pledges and hypothecates to the Secured Party for the benefit of the Issuing Bank and the Lenders, and grants to the Secured Party for the benefit of the Issuing Bank and the Lenders a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright] [Patent] [Trademark] Collateral”):
Include following for Copyright Collateral
(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all extensions of the foregoing; and
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Copyright or Copyright licensed under any Copyright License.
Include following for Patent Collateral
(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all reissues, continuations or continuations-in-part of the foregoing; and
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.
Include following for Trademark Collateral
(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

Annex 1
to
Security Agreement
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.
Section 3. Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signatures on Following Page]

Annex 1
to
Security Agreement
IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[GRANTOR]
By:
Name:
Title:

Agreed and accepted as of the date first written above:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:

Name:
Title:

SCHEDULE I
to
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT
[COPYRIGHT] [PATENT] [TRADEMARK] REGISTRATIONS
(INCLUDE ONLY U.S. REGISTERED INTELLECTUAL PROPERTY)
Include following for Copyright Collateral
REGISTERED COPYRIGHTS (Include Copyright Registration Number and Date):
1.
2.
COPYRIGHT APPLICATIONS:
1.
2.
COPYRIGHT LICENSES:
1.
2.
Include following for Patent Collateral
REGISTERED PATENTS:
1.
2.
PATENT APPLICATIONS:
1.
2.
PATENT LICENSES:
1.
2.

Schedule I
to
[Copyright] [Patent] [Trademark] Security Agreement
Include following for Trademark Collateral
REGISTERED TRADEMARKS:
1.
2.
TRADEMARK APPLICATIONS:
1.
2.
TRADEMARK LICENSES:
1.
2.